Exhibit 10.13

F O R M O F P E R F O R M A N C E – B A S E D

L T I P U N I T A W A R D C E R T I F I C A T E

Non-transferable
G R A N T O

____________________
(“Grantee”)

by CatchMark Timber Operating Partnership, L.P. (the “Company”) of LTIP Units (the “LTIP Units”) (as defined in the LP Agreement) pursuant to and subject to the provisions of the CatchMark Timber Trust, Inc. LTI Program Plan (the “LTIP”), which operates as a sub-plan of the CatchMark Timber Trust, Inc. 2017 Incentive Plan (the “Equity Incentive Plan”) and to the terms and conditions set forth in this award certificate (this “Certificate”).

The number of LTIP Units subject to this award is _____ Unvested LTIP Units (the “Target Award”). Depending on the General Partner’s level of attainment of specified performance goals, Grantee may earn 0% to 100% of the Target Award, in accordance with the performance metrics described on Exhibit A hereto and the terms of this Certificate.

By accepting the LTIP Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate, the LP Agreement, the LTIP and the Equity Incentive Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LTIP and the Equity Incentive Plan. In addition, certain terms are defined in Section 16 hereof and Exhibit A hereto.

IN WITNESS WHEREOF, CatchMark Timber Operating Partnership, L.P., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P. By: Its:	Grant Date: _____________, _______

TERMS AND CONDITIONS
1. Nature of Award. Subject to the terms of the LP Agreement, the LTIP, the Equity Incentive Plan and this Certificate, the profits interests granted hereby represent Unvested LTIP Units in the Company issued in the Grantee’s name as of the Grant Date. By accepting this Certificate, Grantee hereby acknowledges and agrees that he or she is bound by the terms and conditions of the LTIP, the Equity Incentive Plan and the LP Agreement (including certain rights and obligations with respect to the LTIP Units granted hereunder).
2. LTIP Units Earned. The LTIP Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any LTIP Units that fail to be earned in accordance with Exhibit A attached hereto will be forfeited and reconveyed to the Company on the Determination Date without further consideration or any act or action by Grantee.
3. Conversion to Vested LTIP Units. Except as otherwise provided herein:

(a)
50% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the Determination Date, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through such date;

(b)
50% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the first anniversary of the Determination Date, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through such date;

(c)
100% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the occurrence of a Change in Control, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through the CIC Date;

(d)
100% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the termination of Grantee’s employment by reason of a Qualifying Termination occurring on or after the Determination Date; and

(e)
a pro rata portion of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the Determination Date in the event of a termination of Grantee’s employment by reason of a Qualifying Termination occurring prior to the Determination Date (with such pro rata portion determined by multiplying the Earned Award by a fraction, the numerator of which shall be the number of months elapsed in the Performance Period prior to the Qualifying Termination, and the denominator shall be 36).

If Grantee’s employment is terminated for any reason other than a Qualifying Termination, all of the Unvested LTIP Units shall be forfeited and reconveyed to the Company on the date of such termination of employment without further consideration or any act or action by Grantee.
4. Distribution Equivalent Rights (“DERs”). The Company shall establish, with respect to each LTIP Unit, a separate bookkeeping account for such LTIP Unit (a “DER Account”), which shall be credited (without interest) with an amount equal to any cash distributions made by the Company with respect to a Common Unit during the period beginning on the Grant Date and ending on the date, if any, that the Unvested LTIP Unit becomes a Vested LTIP Unit. Upon the LTIP Unit becoming a Vested LTIP Unit, the DER Account with respect to such Vested LTIP Unit shall also become vested. Similarly, upon the forfeiture of an LTIP Unit, the DER Account with respect to such forfeited LTIP Unit shall also be forfeited. As soon as reasonably practical, but not later than thirty (30) days, following the date that an LTIP Unit becomes a Vested LTIP Unit, the Company shall cause to be paid to Grantee an amount of cash equal to the amount then credited to the DER Account maintained with respect to such Vested LTIP Unit.
5. Section 83(b) Election. As a condition to the issuance of the LTIP Units, Grantee shall make an election under Section 83(b) of the Code within 30 days after the Grant Date and shall promptly provide written evidence of any such election to the Company. The Grantee acknowledges and agrees that neither the Company nor any of its Affiliates shall bear any responsibility or liability for any adverse tax consequences to the Grantee relating to Section 83 of the Code or to the making of (or any failure to make) an election pursuant to Section 83(b) of the Code with respect to the LTIP Units. A form 83(b) election is attached hereto as Exhibit B.
6. Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold from any payment related to the LTIP Units due Grantee, or from any payroll or other payment due Grantee, any federal, state, local, or foreign taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant, vesting, repurchase or other taxable event relating to the LTIP Units (including with respect to cash payments related to DERs).
7. Restrictions on Transfer and Pledge. Except as provided in the LP Agreement, Grantee may not, directly or indirectly, Transfer any portion of the LTIP Units or the DER Account. Any purported Transfer in violation of this Certificate or the LP Agreement shall be null ab initio and of no force and effect, and the Company shall not recognize any such Transfer or accord to any purported transferee any rights with respect to the LTIP Units or DER Account or any rights as a holder of a Partnership Interest. Notwithstanding the LP Agreement, no right or interest of Grantee in any Unvested LTIP Units or DER Account may be Transferred to or in favor of any party other than the Company or an Affiliate of the Company, without the prior consent of the Committee.
8. No Right of Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the General Partner, the Company or any other Affiliate of the Company to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue to provide services to, the General Partner, the Company or any other Affiliate of the Company.
9. Severability. If any one or more of the provisions contained in this Certificate are invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
10. Clawback. The LTIP Units shall be subject to any compensation recoupment policy of the General Partner that is applicable by its terms to Grantee and to awards of this type.
11. Plan Controls. The terms contained in the LTIP and the Equity Incentive Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the LTIP and the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the LTIP and the Equity Incentive Plan and the provisions of this Certificate, the provisions of the LTIP and the Equity Incentive Plan shall be controlling and determinative.
12. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate, the LTIP and the Equity Incentive Plan.
13. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to CatchMark Timber Operating Partnership, L.P., c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2325, Atlanta, GA 30328: Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.
14. Joinder Agreement. As a condition to the issuance of the LTIP Units, within 30 days after the Grant Date, the Grantee shall enter into and execute a joinder to the LP Agreement in the form attached hereto as Exhibit C.
15. Legal Limitations or Restrictions. As a condition to the issuance of the LTIP Units hereunder, Grantee acknowledges and agrees that the LTIP Units and related DER Account shall be subject to any contractual or legal limitations or restrictions imposed on the Company (including under any credit or similar agreement).
16. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LTIP and the Equity Incentive Plan. In addition, and notwithstanding any contrary definition in the LTIP or the Equity Incentive Plan, for purposes of this Agreement:

(a)	“[___________] Peer Group” is defined on Exhibit A hereto.

(b)	“[___________] Peer Group Performance Factor” is defined on Exhibit A hereto.

(c)	“[___________] Peer Group Median TSR” is defined on Exhibit A hereto.

(d)	“Affiliate” shall have the meaning set forth in the LP Agreement.

(e)	“CIC Date” means the effective date of a Change in Control.

(f)	“[___________] Peer Group” is defined on Exhibit A hereto.

(g)	“[___________] Peer Group Performance Factor” is defined on Exhibit A hereto.

(h)	“[___________] Peer Group Median TSR” is defined on Exhibit A hereto.

(i)
“Determination Date” means the date of the Committee’s certification of achievement of the Performance Objective, determination of the Performance Factors and approval of the Earned Award, which shall be any date between January 1, 2021 and March 15, 2021 or, if earlier, the CIC Date.

(j)
“Earned Award” means the sum of (i) (the Target Award multiplied by ______ multiplied by the [___________] Peer Group Performance Factor) and (ii) (the Target Award multiplied by _______ multiplied by the [___________] Peer Group Performance Factor) (rounded down to the nearest whole share), as determined by the Committee on the Determination Date.

(k)	[“Employment Agreement” means Grantee’s Employment Agreement with the General Partner, dated as of October 30, 2013.]
[“Good Reason” means any of the following, without Grantee’s written consent: (i) a material diminution in Grantee’s base salary; (ii) a material diminution in Grantee’s authority, duties, or responsibilities; or (iii) the relocation of the Company’s principal office to a location that is more than fifty (50) miles from the location of the Company’s principal office on the Grant Date.]

(l)	“General Partner” or “GP” means CatchMark Timber Trust, Inc.

(m)	“Grant Date” means ____________, _________.

(n)	“Performance Factor” means the [__________] Peer Group Performance Factor and the [____________] Peer Group Performance Factor.

(o)	“Performance Objectives” are the performance objectives described on Exhibit A hereto, that must be achieved in order for any LTIP Units to be earned by Grantee pursuant to this Agreement.

(p)	“Performance Period” means the period beginning January 1, _______ and ending on the earlier of the CIC Date or December 31, _______.

(q)
“Qualifying Termination” means Grantee’s termination of employment (i) by reason of Grantee’s death or Disability, (ii) by the General Partner without Cause [(as defined in the Employment Agreement)] or (iii) by Grantee for Good Reason [(as defined in the Employment Agreement)].

(r)	“Target Award” means the number of LTIP Units granted pursuant to this Agreement, as indicated on the cover page hereof.

(s)
“Total Shareholder Return” or “TSR” with respect to a corporation means (i) increase in stock price over a designated period plus reinvested dividends, divided by (ii) stock price at the beginning of the period. TSR for the General Partner and for each company in the [___________] Peer Group and the [___________] Peer Group shall be calculated using the closing stock price on the first day of the Performance Period and the average closing stock price over the twenty (20) trading days that includes and immediately precedes the last day of the Performance Period.

(t)	“Transfer” shall have the meaning set forth in the LP Agreement.

(u)	“Vested LTIP Units” shall have the meaning set forth in the LP Agreement.
EXHIBIT A

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Taxpayer’s Name:
Taxpayer’s Address:
Taxpayer’s Social Security Number:
Taxable Year: Calendar Year _________

2.	The property with respect to which the election is made is described as follows: __________LTIP Units issued by CatchMark Timber Operating Partnership, L.P. (the “Company”).

3.	The date on which the property was transferred is: ___________, ________.

4.	The property is subject to the following restrictions:

The LTIP Units may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.
The fair market value of the property at the time of transfer (determined without regard to any restriction other than restrictions which by their terms will never lapse) was: $_____ per unit ($______ in the aggregate).

6.	The amount (if any) the taxpayer paid for such property was: $___ per unit.

7.	The amount to include in gross income of the taxpayer is: $__.

The undersigned has submitted a copy of this statement to the Company, which is the entity for which the services were performed in connection with the undersigned’s receipt of the above-described property. The taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[Taxpayer]

_________, ______

Certified Mail Receipt No: ____________________________

Internal Revenue Service Center
[Address]

Re:        Section 83(b) Election

Dear Sir or Madam:

Please find enclosed an election and statement made pursuant to the provisions of Section 83(b) of the Internal Revenue Code and applicable Treasury Regulations. Please process this in your usual manner.

Sincerely,

__________________________

cc:    CatchMark Timber Operating Partnership, L.P.

EXHIBIT C

JOINDER AGREEMENT
TO LP AGREEMENT

THIS JOINDER AGREEMENT TO LP AGREEMENT (this “Joinder Agreement”) is executed and delivered this ____ day of _________, _______ by the undersigned. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Second Amended and Restated Agreement of Limited Partnership of CatchMark Timber Operating Partnership, L.P. (the “LP Agreement”).

WHEREAS, the undersigned shall receive a grant of LTIP Units; and

WHEREAS, in connection with the grant of such LTIP Units, the undersigned must enter into the LP Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The undersigned hereby acknowledges and agrees with the Company that, effective as of the date of this Joinder Agreement, he/she shall become a LTIP Unit Limited Partner and acknowledges receipt of, and agrees to be bound the terms and conditions of, the LP Agreement, as if a signatory thereto.

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement on the day and year first set forth above.

[NAME]

Accepted:

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.

By:
Name:
Title: